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                     N E W S   R E L E A S E



For Immediate Release

Contact:  HemaCare Corporation
          JoAnn Mannise, Director of Investor Relations
          Phone: 877.310.0717
          Website: www.hemacare.com


  WM. ANDREW HEATON RESIGNS FROM HEMACARE'S BOARD OF DIRECTORS

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     Los  Angeles, CA, July 24, 2003 - HemaCare Corporation  (OTC
Bulletin Board: HEMA) announced today that Dr. Wm. Andrew Heaton has resigned from its Board of Directors. Dr. Heaton stated that unexpected changes in other professional commitments required his withdrawal.

     The Company also announced that it has reduced the number of Board seats from six to five.

                   About HemaCare Corporation

      Founded in 1978, HemaCare is a national provider of blood products and services and the only publicly traded company engaged in the blood services industry in the U.S. HemaCare is licensed by the FDA and accredited by the American Association of Blood Banks. The Company focuses on providing cost effective, high quality solutions to the blood-related needs of U.S. hospitals.


This  press  release  may  contain  "forward-looking  statements"
within the meaning of the term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Additional written or oral forward-looking statements may be made by the Company from time-to-time in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time-to-time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, or contemplated by, the forward-looking statements contained herein. The Company undertakes no obligation to publicly release any revision to these forward-looking statements made to reflect events or circumstances after the date hereof.

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